EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 (AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002)

In connection with Quarterly Report of Mobile Area Networks, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, George Wimbish, Chief Executive Officer and Jerald R. Hoeft, Chief Financial Officer,, certify to our knowledge and in our capacity as officers of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: November 12, 2008

/s/ George Wimbish
George Wimbish
Chief Executive Officer

/s/ Jerald R. Hoeft
Jerald R. Hoeft
Chief Financial Officer

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.